UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 31st, 2009

Ludvik Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52402	33-1148936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1220 N. Market St, Ste 806, Wilmington, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757)927-2986

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 – Other Events

On May 14th, 2009, the Company announced that it has filed updated corporate financial information for the period ended December 31st, 2008 and updated corporate financial for the period ended March 31st, 2009 (Exhibit 99.1).

The Company, in the normal course of business, continues to enter into agreements to acquire properties and make investments. There can be no assurance that the company will be able to complete the transactions due to financing contingencies and current market conditions. The company has entered into agreements to purchase properties that have subsequently expired and there can be no assurances that the agreements can be renewed or extended.

The Company has formed a subsidiary Ludvik Commodities that is evaluating opportunities in the oil, gas and gold industries. The company has previously announced that it has entered into an agreement with the Perth Mint, in Perth, Australia for production of gold coins. The company has announced that it has acquired a 4.95% interest in FASTA, Inc, a green modular housing company. In addition the company is evaluating investments in new alternative energies like biofuels, solar and wind power.

In October 2008 the company acquired a $2,500,000 Promissory Note due from SS Group Investments LLC (“SSG”). SSG owns 74.5% of University Millennium Park LLC that owns approx 1,700 acres of land in Bradenton, Florida.

In April 2009 the company entered into an agreement to acquire an interest in The Concorde Group, Inc (“Concorde”). The company has issued 5,000,000 common shares to Concorde pursuant to the agreements. The company entered into additional agreements with Concorde whereby Concorde would provide advisory services to the company in arranging $500,000 in financing. The company issued 5,000,000 shares to the Concorde  pursuant to the terms of the advisory agreement.

In April 2009, the company signed a term sheet with Capitoline Venture Fund I as a lender to provide the company with up to $350,000 in financing to be completed on or before May 31, 2009.

As of May 14, 2009, the company has not received any proceeds from any financing.

The Company is also evaluating financial investments in business development companies and other opportunities to acquire portfolio investments that will increase shareholder value.

The Company continues to focus on developing a diversified portfolio of   investments in a holding company to increase the long term returns for shareholders.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ludvik Capital, Inc.

By:	/s/ Frank Kristan
Chief Executive Officer
Date: May 14th, 2009

Exhibit 99.1 - Financial Statement for period ended December 31st, 2008
Exhibit 99.2 - Financial Statement for period ended March 31st, 2009